Exhibit 99.1

           Premiere Global Services to Acquire Citizens Conferencing;
                  Acquisition Expected to be Accretive in 2005

     ATLANTA--(BUSINESS WIRE)--Feb. 16, 2005--Premiere Global Services, Inc. (NYSE: PGI), a provider of innovative ASP-based communication technologies for business process automation, today announced it signed a definitive agreement to acquire the conferencing services division of Citizens Communications Company (NYSE: CZN), for $41 million net of working capital. The acquisition is expected to close late in the first quarter of 2005, and the Company plans to fund the purchase with its bank credit facility.
     Based in Chicago, Citizens Conferencing offers a full suite of audio and Web conferencing services and is estimated to generate forward twelve month revenue of approximately $21 million. The acquisition is expected to be accretive to Premiere Global's revenues and earnings in 2005, and the Company anticipates raising its financial outlook upon closing.
     "I am excited to add Citizens Conferencing to our growing Company," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "They are remarkably similar to our current SME business, with comparable customer profiles and sales levels. In addition, we believe their customers will benefit from our full suite of communication technologies, including our ReadyConference(R) Plus integrated Web conferencing service."

     About Premiere Global Services, Inc.

     Premiere Global Services, Inc., formerly Ptek Holdings, Inc., innovates and markets communication technologies on our proprietary platform that automate and enhance our enterprise customers' critical business processes.
     With approximately 2,200 employees in 18 countries around the world, Premiere Global Services(SM) has an established customer base of greater than 45,000 corporate accounts, including a majority of the Fortune 500. Customers use our services for a variety of business processes, including investor calls, receivables collections, Web-based continuing education, confirmations of securities trades and travel reservations, electronic statements and invoices, local-access international conferencing, document capture and automation, e-mail campaign marketing, mobile access and printing of documents, automated prescription renewals and other applications.
     Our corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

     Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: technological change; the development of alternatives to our services; our ability to manage our growth; integration of acquired companies; possible adverse effects on our financial condition if we are unable to retain IBM as a customer at the levels currently forecasted; possible adverse results of pending or future litigation or infringement claims; service interruptions; competitive pressures, including pricing pressures; general domestic and international economic, business or political conditions; legislative or regulatory changes; increased financial leverage; our dependence on our subsidiaries for cash flow; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors Affecting Future Performance" section of our Annual Report on Form 10-K for the year ended December 31, 2003. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.


     CONTACT: Premiere Global Services, Atlanta
              Investor Calls
              Sean O'Brien, 404-262-8462